UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

BREATHE ECIG CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-178624	37-1640902
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

39 Old Ridgebury Road, Suite C4
Danbury, CT 06810
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(917) 796-9926
(REGISTRANT’S TELEPHONE NUMBER)

Date of Report (Date of earliest event reported):
April 14th, 2016

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 7.01 REGULATION FD DISCLOSURE.

The Company has encountered substantial corporate activity and accounting work at the very end of its Quarter, which shall render its 10-K Annual filing late.

At the same time, the Company has been granted an OTCQB listing extension good through close of business Tuesday May 10, 2016, though the Company fully expects to submit its complete filing prior to that time. As such the Company's shares will continue to be listed on the OTCQB Exchange through the entirety of the term of this listing extension.  The Company has committed to OTC Markets that it shall file its first quarter 2016 Form 10Q timely on or before May 15th, 2016.

The OTCQB’s extension was granted after review of the circumstances and conference call with the Company’s CFO and reflects their belief that the activities undertaken by management are to the benefit of the Shareholders and that this extension would granted pursuant to the Company’s public notice of this extension so that there is accurate market awareness of the Company’s situation and status.

ITEM 9.01 EXHIBITS

  (d) Exhibits.

Exhibit # Description

10.1           None.

       SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14th, 2016	/s/ Shinsuke Nakano
By: Chief Executive Officer

/s/ Seth M. Shaw
By: Chief Financial Officer